Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-166947 on Form S-8 of Noranda Aluminum Holding Corporation of our report dated February 6, 2009, (relating to the 2008 financial statements of St. Ann Bauxite Limited and its subsidiary not presented separately herein) appearing in this Annual Report on Form 10-K of Noranda Aluminum Holding Corporation for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE

Kingston, Jamaica

March 7, 2011